Exhibit 15.1

Consent of Independent Registered
Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of TIM Participações S.A. (File No. 333-176848), of our report dated May 14, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F of TIM Participações S.A. for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes
Rio de Janeiro, Brazil
May 14, 2012